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                                                                    Exhibit 23.1


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in this Annual Report (Form 10-K) of The Sports Authority, Inc. of our report dated March 8, 2002, included in the 2001 Annual Report to Shareholders of The Sports Authority, Inc.

We also consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-86522, No. 33-94224, No. 33-09259, No. 333-32955, No. 333-
40252, No. 333-56484, No. 333-64574 and No. 333-40246) of The Sports Authority,
Inc. of our report dated March 8, 2002, with respect to the consolidated financial statements of The Sports Authority, Inc. incorporated by reference in this Annual Report (Form 10-K) for the year ended February 2, 2002.

                                                        /s/ Ernst & Young LLP

Miami, Florida
April 12, 2002